UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

SALONA GLOBAL MEDICAL DEVICE CORP.
(Exact name of registrant as specified in its charter)

British Columbia	333-255642	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6160 Innovation Way
 Carlsbad, California, United States 92009
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (800) 760-6826

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2023, the Company's Board of Directors increased the number of directors from four (4) to five (5) and appointed Lana Newishy as a member of the Board, and to the position of Executive Vice Chair.

Ms. Newishy is the former CFO of American Express Corporate Card Canada and most recently served as a senior executive in the Chief of Staff Office for the Global Supply Chain Strategy & Transformation group of The  Estee Lauder Companies Inc.  In connection with her appointment as a director, on May 24, 2023 the Company's Board of Directors granted Ms. Newishy options under its Stock Option Plan to purchase up to 1,000,000 common shares, vesting equally over a three year period, with a term of five years and an exercise price of CAD $0.29. The options and underlying common shares are subject to a four month and one day hold period pursuant to the rules of the TSX Venture Exchange.

On May 24, 2023, the Company also entered into a consulting agreement with Ms. Newishy's limited liability company to provide her services to the Company to assess and provide her analyses and advice to our financial organization on enhancing the Company's cash flow and improving the Company's cost structure.  The agreement provides for payment of a fixed payment of USD $16,667 per month and a bonus plan which provides for the payment of a quarterly bonus payment not to exceed USD $25,000 per quarter, which covers the next four quarters, as follows: 1) for the quarters ended September 30, 2023 and December 31, 2023, if Adjusted EBITDA exceeds CAD $900,000 for such quarter, Ms. Newishy will be paid a bonus equal to 2.5% of Adjusted EBITDA for such quarter; 2) for the quarter ended March 31, 2024, a bonus equal to 0.166% of the difference between the annualized revenue for Q1 2024 compared to the annualized revenue for Q4 2023, and 3) for the quarter ended June 30, 2024, a bonus equal to 0.166% of the difference between the annualized revenue for Q2 2024 compared to the annualized revenue for Q4 2023. For quarters after Q2 2024, the Board of Directors will determine the bonus structure based on the goals of the Company and the services to be rendered by Consultant.

Item 7.01 Regulation FD Disclosure.

On May 25, 2023, the Company issued a press release announcing the appointment of Ms. Newishy as director and Executive Vice Chair.  The same press release also announced that pursuant to the terms of a severance arrangement and subject to TSX Venture Exchange approval, the Board of Directors approved the issuance of 337,524 Common Shares to a former employee in reliance on exemptions from the registration requirements of the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and applicable state securities laws, and will be issued as "restricted securities" (as defined in Rule 144 under the U.S. Securities Act). The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (and is incorporated by reference herein).

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to liabilities under that section, (and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act), except as shall be expressly set forth by specific reference in any such filing. This Current Report will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Salona Global Medical Device Corporation dated May 25, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALONA GLOBAL MEDICAL

DEVICE CORP.

By:  /s/ Joseph G. Martinez

Name:  Joseph G. Martinez

Title:  Sr. V.P., Legal & Compliance,

General Counsel & Secretary

Date: May 26, 2023